Exhibit 10.24

MAVENIR SYSTEMS, INC.

EMPLOYMENT, CONFIDENTIAL INFORMATION, AND INVENTION ASSIGNMENT AGREEMENT

As a condition of my employment with Mavenir Systems, Inc., a Delaware corporation, its subsidiaries, affiliates, successors or assigns (collectively, the “Company”) and in consideration of my receipt of confidential information upon execution of this Agreement and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following terms and conditions of this Employment, Confidential Information, and Invention Assignment Agreement (the “Agreement”) which shall be effective as of the date set forth in the signature block (“Effective Date”):

1. At-Will Employment. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY THE COMPANY’S CHIEF EXECUTIVE OFFICER OR PRESIDENT. I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY, AND THAT ANY SUCH CHANGE SHALL NOT ALTER THE AT-WILL NATURE OF MY EMPLOYMENT RELATIONSHIP WITH THE COMPANY.

2. Confidential Information.

(a) Company Information. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, any of the Company’s Confidential Information; or disclose to any person, firm or corporation any of the Company’s Confidential Information except as authorized in writing by the Company’s Board of Directors or, if expressly authorized by the Company’s management, pursuant to a written nondisclosure agreement that sufficiently protects the Confidential Information. I understand that “Confidential Information” means any information that relates to the Company’s actual or anticipated business or research and development, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, the Company’s customers on whom I called or with whom I became acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information. I further understand that Confidential Information (i) includes the foregoing information even if disclosed to me in connection with the contemplation of my becoming an employee of the Company, i.e., prior to the Effective Date, and (ii) does not include any of the foregoing items that is or becomes publicly known through no wrongful act or omission of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

(b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use, disclose, or induce the Company to use any confidential or proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any confidential or proprietary information or trade secrets belonging to any such employer, person or entity unless consented to in writing by both the Company and such employer, person or entity.

(c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information, subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

(d) Provision of Confidential Information. The Company agrees to provide me with certain Confidential Information regarding the Company that will enable me to optimize the performance of my duties to the Company. I agree that the Company will have no obligation to make available to me any of its Confidential Information after the termination of my employment.

3. Inventions.

(a) Inventions Retained and Licensed. I have attached hereto as Exhibit A is a list describing all inventions, original works of authorship, developments, improvements and trade secrets that were made by me prior to my employment with the Company, relate to the Company’s proposed business, products or research and development, and are owned in whole or in part by me, (“Prior Inventions”); or, if no such list is attached or if Exhibit A is unsigned, I represent that there are no such Prior Inventions. I agree that I will not incorporate, or permit to be incorporated, any Prior Invention into a Company product, process or service without the Company’s prior written consent. Nevertheless, if, in the course of my employment with the Company, I incorporate into a Company product, process or service a Prior Invention, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, transferable, sublicensable, worldwide license to reproduce, make derivative works of, distribute, perform, display, import, make, have made, modify, use, sell, offer to sell, and exploit in any other way such Prior Invention as part of or in connection with such product, process or service, and to practice any method related thereto.

(b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively, “Inventions”), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are “works made for hire” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Invention is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to me as a result of the Company’s efforts to commercialize or market any such Invention.

(c) Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

(d) Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. The records are and will be available to the Company and shall remain the Company’s sole property at all times.

(e) Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in any Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including, but not limited to, the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company deems necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering any Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(f) Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any Invention that I have developed entirely on my own time without using the Company’s equipment, supplies, facilities, trade secret information or Confidential Information (an “Other Invention”) except for those Other Inventions that either (i) relate at the time of conception or reduction to practice of such Other Invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company or (ii) result from any work that I performed for the Company. I will advise the Company promptly in writing of any Invention that I believe constitutes an Other Invention and is not otherwise disclosed on Exhibit A. I agree that I will not incorporate, or permit to be incorporated, any Other Invention owned by me or in which I have an interest into a Company product, process or service without the Company’s prior written consent. Notwithstanding the foregoing sentence, if, in the course of my employment with the Company, I incorporate into a Company product, process or service an Other Invention owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, transferable, sublicensable, worldwide license to reproduce, make derivative works of, distribute, perform, display, import, make, have made, modify, use, sell, offer to sell, and exploit in any other way such Other Invention as part of or in connection with such product, process or service, and to practice any method related thereto.

4. Conflicting Employment.

(a) Current Obligations. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation or consulting related to the business in which the Company is now involved, becomes involved or has plans to become involved in during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

(b) Prior Relationships. Without limiting Section 4(a) above, I represent that I have no other agreements, relationships, or commitments to any other person or entity that conflict with my obligations to the Company under this Agreement or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers. Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

5. Solicitation of Employees. I agree that for a period of one (1) year immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not (either directly or indirectly, on behalf of myself or any third party) hire any of the Company’s employees, consultants or contractors or solicit, induce, recruit or encourage any of the Company’s employees, consultants or contractors to leave their employment or terminate their relationship with the Company.

6. Interference. I agree that during the course of my employment and for a period of one (1) year immediately following the termination of my relationship with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not (either directly or indirectly, on behalf of myself or any third party) solicit to the detriment of the Company and/or for the benefit of any competitor of the Company, take away or attempt to take away, in whole or in part, any customer of the Company or otherwise interfere with the Company’s customer relationships.

7. Covenant Not to Compete.

(a) I agree that during the course of my employment and for a period of one (1) year immediately following the termination of my employment with the Company for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice, I will not, either directly or indirectly, (i) serve as an advisor, agent, consultant, director, employee, officer, partner, proprietor or otherwise of, (ii) have any ownership interest in (except for passive ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended) or (iii) participate in the organization, financing, operation, management or control of, any business in competition with the Company’s business in the Territory (1) as conducted by the Company during the course of my employment with the Company or (2) planned to be conducted by the Company pursuant to a product or business plan developed prior to the termination of my employment with the Company. “Territory” shall mean (A) all counties in the State of Texas, (B) all other states of the United States of America, (C) the European Union, (D) Asia, and (E) all other countries of the world in which the Company is then engaged in business. In particular, “Territory” shall include such geographic areas in which (I) the Company’s products and services are then deployed, (II) the Company then has a customer or (III) the Company then has operations or otherwise targets sales and marketing activities or conducts or has plans to conduct business during the course of my employment.

(b) I acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to use, except for the benefit of the Company, or to disclose the Company’s Confidential Information and my obligation not to compete contained in subsection (a) above is necessary to protect the Company’s Confidential Information and to preserve the Company’s value and goodwill. I further acknowledge the time, geographic and scope limitations of my obligations under subsection (a) above are reasonable, especially in light of the Company’s desire to protect its Confidential Information, and that I will not be precluded from gainful employment if I am obligated not to compete with the Company during the period and within the Territory as described above.

(c) The covenants contained in subsection (a) above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsection (a) above. If, in any judicial or arbitration proceeding, a court or arbitrator refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event the provisions of subsection (a) above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law.

8. Acknowledgements. I acknowledge that the non-solicitation and non-competition covenants I am providing in this Agreement are reasonable and necessary to protect the legitimate interests of the Company. I further acknowledge that my non-disclosure promises contained in this Agreement is in exchange for the Company’s promises contained in this Agreement to provide me with confidential information and trade secrets of the Company.

9. Returning Company Documents, etc. I agree that, upon separation from employment with the Company or on demand by the Company during my employment, I will immediately deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all Company property, including, but not limited to, the Company’s Confidential Information, as well as all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence (including emails and any other electronic correspondence), specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any and all of the aforementioned items that were developed by me pursuant to my employment with the Company, obtained by me in connection with my employment with the Company, or otherwise belonging to the Company, its successors, or assigns, including, without limitation, those records maintained pursuant to Section 3(e).Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit B. I also consent to an exit interview to confirm my compliance with this Section 9. I further agree to keep the Company advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.

10. Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached hereto as Exhibit C.

11. Further Assurances; No Conflict. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

12. Violation; Disciplinary Matters. I understand that any breach of this Agreement or violation of Company policies by me, including any unauthorized use or disclosure of Confidential Information of the Company or any third party during my employment may lead to disciplinary action, up to and including immediate termination and may further result in legal action by the Company.

13. Notification to New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

14. Arbitration and Equitable Relief.

(a) Arbitration. In consideration of my employment with the Company, its promise to arbitrate all employment-related disputes and my receipt of the compensation, pay raises and other benefits paid to me by the Company, at present and in the future, I agree that, except as provided in subsection (b) below, any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from my employment with the Company or the termination of my employment with the Company, including any breach of this Agreement, shall be subject to binding arbitration shall be settled by arbitration to be held in Dallas, Texas in accordance with the rules then in effect of the American Arbitration Association. Disputes which I agree to arbitrate, and thereby agree to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Texas Fair Employment and Housing Act, the Texas Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. I further understand that this Agreement to arbitrate also applies to any disputes that the Company may have with me.

(b) Procedure. I agree that any arbitration will be administered by the American Arbitration Association (“AAA”) and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. I agree that any arbitration under this section shall be conducted in Dallas, Texas. The arbitration proceedings will allow for discovery according to the AAA National Rules for the Resolution of Employment Disputes. I agree that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. I agree that the arbitrator shall issue a written decision on the merits. I also agree that the arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. I understand the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that I shall pay the first $200.00 of any filing fees associated with any arbitration I initiate. I agree that the arbitrator shall administer and conduct any arbitration in a manner consistent with the AAA’s National Rules for the Resolution of Employment Disputes.

(c) Remedy. Arbitration shall be the sole, exclusive and final remedy for any dispute between me and the Company. Accordingly, neither I nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding the foregoing, the arbitrator will not have the authority to disregard or refuse to enforce any lawful company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

(d) Equitable Remedies. I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from my breach of Sections 2, 3, 5, 6 and 7 of this Agreement. Accordingly, I agree that if I breach any such Section, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

(e) Administrative relief. I understand that this Agreement does not prohibit me from pursuing an administrative claim with a local, state or federal administrative body such as the Equal Employment Opportunity Commission or the Workers’ Compensation Commission. This Agreement does, however, preclude me from pursuing court action regarding any such claim.

(f) Voluntary nature of agreement. I acknowledge and agree that I am executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. I further acknowledge and agree that I have carefully read this Agreement and that I have asked any questions needed for me to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that I AM WAIVING MY RIGHT TO A JURY TRIAL. Finally, I agree that I have been provided an opportunity to seek the advice of an attorney of my choice before signing this Agreement.

15. General Provisions.

(a) Governing Law; Consent to Personal Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD FOR CONFLICTS OF LAWS PRINCIPLES. I HEREBY EXPRESSLY CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TEXAS FOR ANY LAWSUIT FILED THERE AGAINST ME BY THE COMPANY CONCERNING MY EMPLOYMENT OR THE TERMINATION OF MY EMPLOYMENT OR ARISING FROM OR RELATING TO THIS AGREEMENT.

(b) Entire Agreement. This Agreement, together with the Exhibits herein, sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations, whether written or oral, and any previously executed proprietary information agreements. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Company’s Chief Executive Officer or President and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c) Severability. If one or more of the provisions in this Agreement are deemed void by law then the remaining provisions will continue in full force and effect.

(d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

(e) Waiver. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

(f) Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.

(g) Construction. The language used in this Agreement will be deemed to by the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against either party.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one agreement.

16. I acknowledge and agree to each of the following items:

(a) I am executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; and

(b) I have carefully read this Agreement. I have asked any questions needed for me to understand the terms, consequences and binding effect of this Agreement and fully understand them; and

(c) I sought the advice of an attorney of my choice if I wanted to before signing this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth below, to be effective as of the Effective Date.

Date: .	.

MAVENIR SYSTEMS, INC.		“Employee”
By:
Signature of Employee
Its:
Type or Print Name of Employee

MAVENIR SYSTEMS, INC.

EMPLOYMENT, CONFIDENTIAL INFORMATION, AND INVENTION ASSIGNMENT AGREEMENT SIGNATURE PAGE

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

No inventions or improvements

Additional Sheets Attached

Signature of Employee:

Print Name of Employee:

Date:

EXHIBIT B

MAVENIR SYSTEMS, INC.

TERMINATION CERTIFICATION

I certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Mavenir Systems, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Employment, Confidential Information, and Invention Assignment Agreement signed by me, including, but not limited to, the reporting of any Inventions or Other Inventions (as such terms are defined therein).

I confirm my agreements contained in Section 2 (Confidential Information), Section 3 (Inventions), Section 5 (Solicitation of Employees), Section 6 (Interference), and Section 7 (Covenant Not to Compete) of the Employment, Confidential Information, and Invention Assignment Agreement.

Date:
(Employee’s Signature)

(Type/Print Employee’s Name)

EXHIBIT C

MAVENIR SYSTEMS, INC.

CONFLICT OF INTEREST GUIDELINES

It is the policy of Mavenir Systems, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the Chief Executive Officer or President and written approval for continuation must be obtained

1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information, and Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5. Initiating or approving any form of personal or social harassment of employees.

6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7. Borrowing from or lending to employees, customers or suppliers.

8. Acquiring real estate of interest to the Company.

9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies.

11. Making any unlawful agreement with distributors with respect to prices.

12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

13. Engaging in any conduct which is not in the best interest of the Company.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.